Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter 2019 Results

•	Reaffirming 2019 guidance

•	Reduced debt by $600 million to achieve investment grade metrics

•	Announcing incremental $250 million share repurchase program

•	Closed Stream Energy acquisition

•	Executed approximately 1.3 GWs of solar power purchase agreements in ERCOT

PRINCETON, NJ - August 7, 2019 - NRG Energy, Inc. (NYSE: NRG) today reported second quarter 2019 income from continuing operations of $189 million, or $0.75 per diluted common share and Adjusted EBITDA for the second quarter of $469 million.

“Our platform performed well during both the quarter and first half of the year, demonstrating the stability of our integrated model,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. "I am also pleased to announce that we have completed our deleveraging program, aligning our credit profile with investment grade metrics and enhancing our financial flexibility to create significant and sustainable shareholder value.”

Consolidated Financial Results
NRG completed the sale of its Renewables Platform, and its interests in Clearway Energy, as well as the South Central Portfolio, on August 31, 2018, and February 4, 2019, respectively. As a result, 2018 financial information for the sales were recast to reflect the presentation of these entities as discontinued operations.

	Three Months Ended		Six Months Ended
($ in millions)	6/30/19	6/30/18	6/30/19	6/30/18
Income from Continuing Operations	$189	$27	$283	$265
Cash provided by Continuing Operations	$516	$18	$381	$264
Adjusted EBITDA	$469	$517	$801	$853
Free Cash Flow Before Growth Investments (FCFbG)	$230	$174	$204	$216

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/19	6/30/18	6/30/19	6/30/18
Retail	$(280)	$(84)	$(170)	$860
Generation [a]	618	252	731	(319)
Corporate	(149)	(141)	(278)	(276)
Income from Continuing Operations[a]	$189	$27	$283	$265
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center.

Second quarter Income from Continuing Operations was $189 million, $162 million higher than second quarter 2018, driven by Generation gains on mark-to-market hedge positions in 2019 partially offset by Retail losses on mark-to-market hedge positions in 2019, both driven by large movements in gas prices and ERCOT heat rates.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/19	6/30/18	6/30/19	6/30/18
Retail	$240	$298	$393	$486
Generation [a]	230	231	414	385
Corporate	(1)	(12)	(6)	(18)
Adjusted EBITDA [b]	$469	$517	$801	$853
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center.
b. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Retail: Second quarter Adjusted EBITDA was $240 million, $58 million lower than second quarter 2018, driven by higher supply costs, milder weather and capacity obligations, partially offset by the acquisition of XOOM.

Generation: Second quarter Adjusted EBITDA was $230 million, $1 million lower than second quarter 2018, driven by:

•	Texas Region: $85 million increase due to higher generation and higher realized power prices; and

•	East/West[1]: $86 million decrease due to 2018 asset sales and deconsolidations combined with lower insurance proceeds and lower generation.

1 Includes International and Renewables

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	6/30/19	12/31/18
Cash and Cash Equivalents	$294	$563
Restricted Cash	11	17
Total	$305	$580
Total credit facility availability	1,799	1,397
Total Liquidity, excluding collateral received	$2,104	$1,977

As of June 30, 2019, NRG cash was at $0.3 billion, and $1.8 billion was available under the Company’s credit facilities. Total liquidity was $2.1 billion, including restricted cash. Overall liquidity as of the end of the second quarter 2019 was $127 million higher than at the end of 2018 driven by asset sale proceeds, net of share repurchases and debt reductions executed during the period, and an increase in NRG's revolver capacity.

NRG Strategic Developments

Transformation Plan
Through the second quarter of 2019, NRG realized $261 million of its cost savings target as part of the previously announced Transformation Plan, and is on track to realize $590 million in savings in 2019. Margin Enhancement provided $30 million in uplift through the second quarter toward the $135 million 2019 target.

Retail Acquisition
On May 15, 2019, NRG entered into an agreement to acquire Stream Energy's retail electricity and natural gas business operating in 9 states and Washington, D.C. for $300 million and estimated transaction costs and working capital adjustments of approximately $25 million. The acquisition increased NRG's retail portfolio by approximately 600,000 Retail Customer Equivalents or 450,000 customers. The acquisition closed on August 1, 2019.

Renewable Power Purchase Agreements
During the first half of 2019, NRG began execution of its capital-light strategy to provide competitively priced renewable offerings to retail customers. NRG entered into power purchase agreements with third-party project developers and other counterparties, totaling approximately 1.3 GWs, with an average tenor of approximately ten years. NRG expects to continue evaluating and executing agreements such as these that support the needs of its platform.

Pre-Summer Maintenance and Gregory Natural Gas Plant
NRG expanded pre-summer maintenance of the Texas fleet by increasing spending by $21 million, including the return of its 385 MW Gregory natural gas plant in Corpus Christi, Texas to service in June 2019.

2019 Guidance
NRG is reaffirming its guidance range for 2019 with respect to Adjusted EBITDA, Cash From Operations and Free Cash Flow before Growth Investments (FCFbG) as set forth below.

Table 4: 2019 Adjusted EBITDA, Cash from Operations, and FCFbG Guidance

2019
($ in millions)	Guidance
Adjusted EBITDA[a]	$1,850-$2,050
Adjusted Cash From Operations	$1,405-$1,605
FCFbG	$1,250-$1,450
a. Non-GAAP financial measure; see Appendix Tables A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update

Through August 7, 2019, NRG completed $1.25 billion in share repurchases, including the $1 billion share repurchase program announced on the fourth quarter 2018 earnings call, at an average price of $38.80 per share2.
In addition, the Board of Directors of the Company has authorized an incremental $250 million share repurchase program, which is expected to be executed in 2019. In total, NRG has allocated $1.5 billion of capital available for allocation to share repurchases in 2019.
During the second quarter of 2019, NRG completed several debt transactions to extend maturities, reduce interest expense and further align its credit profile with investment grade:

•	Refinanced $733 million of 6.25% Senior Unsecured Notes due 2024 with new 5.25% Senior Unsecured Notes due 2029

•
Issued $1.1 billion of aggregate principal amount of Senior Secured First Lien Notes, consisting of $600 million 3.75% Senior Secured First Lien Notes due 2024 and $500 million 4.45% Senior Secured First Lien Notes due 2029. The proceeds from the issuance of the Senior Secured First Lien Notes, as well as $598 million[3] of cash on hand, were used to repay the Company's $1.7 billion 2023 Term Loan facility

•
Amended its existing credit agreement, increasing the aggregate revolving commitments by $184 million to $2.6 billion, extending the maturity to 2024, and reducing the borrowing costs by 0.5%, among other modifications

Both the new secured notes and amended credit facility provide for a release of the collateral securing the debt if NRG obtains an investment grade rating from two out of the three rating agencies. In aggregate, these transactions will generate annual interest savings of approximately $25 million.
On July 19, 2019, NRG declared a quarterly dividend on the Company's common stock of $0.03 per share, payable August 15, 2019, to stockholders of record as of August 1, 2019, representing $0.12 on an annualized basis.
The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

2 As of August 7, 2019, 252,987,889 shares outstanding
3 Includes $4 million of term loan amortization

Earnings Conference Call
On August 7, 2019, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations, putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.5 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings and margin enhancement, our ability to achieve our net debt targets, our ability to achieve investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, free cash flow guidance and excess cash guidance are estimates as of August 7, 2019. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2019	2018	2019	2018
Operating Revenues
Total operating revenues	$2,465	$2,461	$4,630	$4,526
Operating Costs and Expenses
Cost of operations	1,845	1,889	3,496	3,274
Depreciation and amortization	85	112	170	232
Impairment losses	1	74	1	74
Selling, general and administrative	211	200	405	376
Reorganization costs	2	23	15	43
Development costs	2	3	4	8
Total operating costs and expenses	2,146	2,301	4,091	4,007
Gain on sale of assets	1	14	2	16
Operating Income	320	174	541	535
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	—	5	(21)	6
Other income/(expense), net	20	(23)	32	(23)
Loss on debt extinguishment, net	(47)	(1)	(47)	(3)
Interest expense	(105)	(123)	(219)	(239)
Total other expense	(132)	(142)	(255)	(259)
Income from Continuing Operations Before Income Taxes	188	32	286	276
Income tax (benefit)/expense	(1)	5	3	11
Income from Continuing Operations	189	27	283	265
Income from discontinued operations, net of income tax	13	69	401	64
Net Income	202	96	684	329
Less: Net income/(loss) attributable to noncontrolling interest and redeemable interests	1	24	1	(22)
Net Income Attributable to NRG Energy, Inc.	$201	$72	683	351
Earnings per Share Attributable to NRG Energy, Inc.
Weighted average number of common shares outstanding — basic	265	310	272	314
Income from continuing operations per weighted average common share — basic	$0.71	$0.01	$1.04	$0.92
Income from discontinued operations per weighted average common share — basic	$0.05	$0.22	$1.47	$0.20
Earnings per Weighted Average Common Share — Basic	$0.76	$0.23	$2.51	$1.12
Weighted average number of common shares outstanding — diluted	267	314	274	318
Income from continuing operations per weighted average common share — diluted	$0.70	$0.01	$1.03	$0.90
Income from discontinued operations per weighted average common share — diluted	$0.05	$0.22	$1.46	$0.20
Earnings per Weighted Average Common Share — Diluted	$0.75	$0.23	$2.49	$1.10
Dividends Per Common Share	$0.03	$0.03	$0.06	$0.06

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In millions)
Net Income	$202	$96	$684	$329
Other Comprehensive (Loss)/Income
Unrealized gain on derivatives	—	5	—	19
Foreign currency translation adjustments	(1)	(4)	—	(6)
Available-for-sale securities	1	1	1	1
Defined benefit plans	(3)	(1)	(6)	(2)
Other comprehensive (loss)/income	(3)	1	(5)	12
Comprehensive Income	199	97	679	341
Less: Comprehensive income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interest	1	26	1	(12)
Comprehensive Income Attributable to NRG Energy, Inc.	$198	$71	$678	$353

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
(In millions, except share data)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$294	$563
Funds deposited by counterparties	31	33
Restricted cash	11	17
Accounts receivable, net	1,049	1,024
Inventory	370	412
Derivative instruments	850	764
Cash collateral paid in support of energy risk management activities	163	287
Prepayments and other current assets	277	302
Current assets - held-for-sale	—	1
Current assets - discontinued operations	—	197
Total current assets	3,045	3,600
Property, plant and equipment, net	2,610	3,048
Other Assets
Equity investments in affiliates	383	412
Operating lease right-of-use assets, net	499	—
Goodwill	573	573
Intangible assets, net	561	591
Nuclear decommissioning trust fund	748	663
Derivative instruments	426	317
Deferred income taxes	55	46
Other non-current assets	271	289
Non-current assets - held-for-sale	—	77
Non-current assets - discontinued operations	—	1,012
Total other assets	3,516	3,980
Total Assets	$9,171	$10,628
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$87	$72
Current portion of operating lease liabilities	74	—
Accounts payable	723	863
Derivative instruments	778	673
Cash collateral received in support of energy risk management activities	31	33
Accrued expenses and other current liabilities	601	680
Current liabilities - held-for-sale	—	5
Current liabilities - discontinued operations	—	72
Total current liabilities	2,294	2,398
Other Liabilities
Long-term debt and capital leases	5,794	6,449
Non-current operating lease liabilities	513	—
Nuclear decommissioning reserve	290	282
Nuclear decommissioning trust liability	448	371
Derivative instruments	374	304
Deferred income taxes	71	65
Other non-current liabilities	1,016	1,274
Non-current liabilities - held-for-sale	—	65
Non-current liabilities - discontinued operations	—	635
Total other liabilities	8,506	9,445
Total Liabilities	10,800	11,843
Redeemable noncontrolling interest in subsidiaries	19	19
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 421,830,474 and 420,288,886 shares issued and 258,570,598 and 283,650,039 shares outstanding at June 30, 2019 and December 31, 2018, respectively	4	4
Additional paid-in-capital	8,488	8,510
Accumulated deficit	(5,355)	(6,022)
Less treasury stock, at cost - 163,259,876 and 136,638,847 shares at June 30, 2019 and December 31, 2018, respectively	(4,686)	(3,632)
Accumulated other comprehensive loss	(99)	(94)
Total Stockholders' Equity	(1,648)	(1,234)
Total Liabilities and Stockholders' Equity	$9,171	$10,628

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2019	2018
Cash Flows from Operating Activities
Net Income	$684	$329
Income from discontinued operations, net of income tax	401	64
Net income from continuing operations	283	265
Adjustments to reconcile net income to cash provided by operating activities:
Distributions and equity earnings of unconsolidated affiliates	22	12
Depreciation, amortization and accretion	184	252
Provision for bad debts	52	30
Amortization of nuclear fuel	27	24
Amortization of financing costs and debt discount/premiums	13	13
Adjustment for debt extinguishment	47	3
Amortization of intangibles and out-of-market contracts	14	20
Amortization of unearned equity compensation	10	15
Loss/(gain) on sale and disposal of assets	1	(16)
Impairment losses	1	88
Changes in derivative instruments	(22)	(145)
Changes in deferred income taxes and liability for uncertain tax benefits	(5)	(2)
Changes in collateral deposits in support of energy risk management activities	125	(9)
Changes in nuclear decommissioning trust liability	17	41
Loss on deconsolidation of Ivanpah project	—	22
Changes in other working capital	(388)	(349)
Cash provided by continuing operations	381	264
Cash provided by discontinued operations	8	249
Net Cash Provided by Operating Activities	389	513
Cash Flows from Investing Activities
Payments for acquisitions of businesses	(21)	(211)
Capital expenditures	(107)	(282)
Net proceeds from sale of emission allowances	(1)	3
Investments in nuclear decommissioning trust fund securities	(209)	(346)
Proceeds from the sale of nuclear decommissioning trust fund securities	191	303
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	1,289	146
Deconsolidation of Ivanpah project	—	(160)
Changes in investments in unconsolidated affiliates	7	(15)
Contributions to discontinued operations	(44)	(16)
Cash provided/(used) by continuing operations	1,105	(578)
Cash used by discontinued operations	(2)	(584)
Net Cash Provided/(Used) by Investing Activities	1,103	(1,162)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(16)	(19)
Payments for treasury stock	(1,039)	(500)
Payments for debt extinguishment costs	(24)	—
Distributions to noncontrolling interests from subsidiaries	(1)	(14)
Proceeds from issuance of common stock	2	11
Proceeds from issuance of short and long-term debt	1,833	994
Payment of debt issuance costs	(33)	(19)
Payments for short and long-term debt	(2,485)	(348)
Cash (used)/provided by continuing operations	(1,763)	105
Cash provided by discontinued operations	43	345
Net Cash (Used)/Provided by Financing Activities	(1,720)	450
Change in Cash from discontinued operations	49	10
Net Decrease in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(277)	(209)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	613	1,086
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$336	$877

Appendix Table A-1: Second Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	539	79	618	(280)	(149)	189
Plus:
Interest expense, net	—	6	6	1	92	99
Income tax	—	—	—	1	(2)	(1)
Loss on debt extinguishment	—	—	—	—	47	47
Depreciation and amortization	22	23	45	32	8	85
ARO Expense	3	4	7	—	—	7
Contract amortization	6	—	6	—	—	6
EBITDA	570	112	682	(246)	(4)	432
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	5	28	33	—	—	33
Acquisition-related transaction & integration costs	—	—	—	—	1	1
Reorganization costs	—	—	—	2	—	2
Legal Settlement	3	8	11	—	—	11
Deactivation costs	—	7	7	—	2	9
Other non recurring charges	—	2	2	(1)	—	1
Impairments	—	—	—	1	—	1
Mark to market (MtM) (gains)/losses on economic hedges	(444)	(61)	(505)	484	—	(21)
Adjusted EBITDA	134	96	230	240	(1)	469
1 Includes International, remaining renewables and Generation eliminations

Second Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	513	330	843	1,746	(365)	2,224
Cost of sales	226	124	350	1,288	(365)	1,273
Economic gross margin[2]	287	206	493	458	—	951
Operations & maintenance and other cost of operations[3]	130	125	255	83	(1)	337
Selling, marketing, general and administrative[4]	29	31	60	135	5	200
Other expense/(income)[5]	(6)	(46)	(52)	—	(3)	(55)
Adjusted EBITDA	134	96	230	240	(1)	469
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $21 million and contract amortization of $6 million
3 Excludes deactivation costs of $9 million
4 Excludes legal settlement of $11 million
5 Excludes acquisition-related transaction & integration costs of $1 million, reorganization costs of $2 million and loss on debt extinguishment of $47 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,465	—	(241)	—	—	2,224
Cost of operations	1,499	(6)	(220)	—	—	1,273
Gross margin	966	6	(21)	—	—	951
Operations & maintenance and other cost of operations	346	—	—	(9)	—	337
Selling, marketing, general & administrative[1]	211	—	—	—	(11)	200
Other expense/(income)[2]	220	(190)	—	—	(85)	(55)
Income/(Loss) from Continuing Operations	189	196	(21)	9	96	469
1 Other adj. includes legal settlement of $11 million
2 Other adj. includes impairments of $1 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $2 million and loss on debt extinguishment of $47 million

Appendix Table A-2: Second Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	286	(34)	252	(84)	(141)	27
Plus:
Interest expense, net	—	15	15	1	105	121
Income tax	—	1	1	—	4	5
Loss on debt extinguishment	—	—	—	—	1	1
Depreciation and amortization	21	53	74	30	8	112
ARO Expense	4	4	8	—	1	9
Contract amortization	7	—	7	—	—	7
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	318	37	355	(53)	(22)	280
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	15	18	—	—	18
Acquisition-related transaction & integration costs	—	—	—	1	—	1
Reorganization costs	1	2	3	1	19	23
Legal Settlement	13	—	13	—	6	19
Deactivation costs	—	7	7	—	3	10
Gain on sale of business	—	—	—	—	(16)	(16)
Other non recurring charges	—	4	4	3	(3)	4
Impairments	6	95	101	—	1	102
Mark to market (MtM) (gains)/losses on economic hedges	(293)	23	(270)	346	—	76
Adjusted EBITDA	48	183	231	298	(12)	517
1 Includes International, remaining renewables and Generation eliminations

Second Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	412	481	893	1,814	(256)	2,451
Cost of sales	223	165	388	1,318	(254)	1,452
Economic gross margin[2]	189	316	505	496	(2)	999
Operations & maintenance and other cost of operations[3]	138	125	263	75	(5)	333
Selling, marketing, general & administrative[4]	12	33	45	125	11	181
Other expense/(income)[5]	(9)	(25)	(34)	(2)	4	(32)
Adjusted EBITDA	48	183	231	298	(12)	517
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $76 million and contract amortization of $7 million
3 Excludes deactivation costs of $10 million
4 Excludes legal settlement of $19 million
5 Excludes gain on sale of business of $16 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $23 million and loss on debt extinguishment of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,461	—	(10)	—	—	2,451
Cost of operations	1,545	(7)	(86)		—	1,452
Gross margin	916	7	76	—	—	999
Operations & maintenance and other cost of operations	343	—	—	(10)	—	333
Selling, marketing, general & administrative[1]	200	—	—	—	(19)	181
Other expense/(income)[2]	346	(245)	—	—	(133)	(32)
Income/(Loss) from Continuing Operations	27	252	76	10	152	517
1 Other adj. includes legal settlement of $19 million
2 Other adj. includes impairments of $102 million, gain on sale of business of $16 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $23 million and loss on debt extinguishment of $1 million

Appendix Table A-3: YTD Second Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	582	149	731	(170)	(278)	283
Plus:
Interest expense, net	—	13	13	1	192	206
Income tax	—	1	1	1	1	3
Loss on debt extinguishment	—	—	—	—	47	47
Depreciation and amortization	43	48	91	63	16	170
ARO Expense	7	7	14	—	—	14
Contract Amortization	11	—	11	—	—	11
EBITDA	643	218	861	(105)	(22)	734
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	8	57	65	—	—	65
Acquisition-related transaction & integration costs	—	—	—	1	—	1
Reorganization costs	—	1	1	3	11	15
Legal Settlement	3	8	11	—	—	11
Deactivation costs	—	8	8	—	5	13
Other non recurring charges	(1)	2	1	1	—	2
Impairments	—	—	—	1	—	1
Market to market (MtM) (gains)/losses on economic hedges	(475)	(58)	(533)	492	—	(41)
Adjusted EBITDA	178	236	414	393	(6)	801
1 Includes International, remaining renewables and Generation eliminations

YTD Second Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	900	761	1,661	3,353	(645)	4,369
Cost of sales	421	313	734	2,523	(643)	2,614
Economic gross margin[2]	479	448	927	830	(2)	1,755
Operations & maintenance and other cost of operations[3]	260	217	477	163	(2)	638
Selling, marketing, general & administrative[4]	52	54	106	277	11	394
Other expense/(income)[5]	(11)	(59)	(70)	(3)	(5)	(78)
Adjusted EBITDA	178	236	414	393	(6)	801
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $41 million and contract amortization of $11 million
3 Excludes deactivation costs of $13 million
4 Excludes legal settlement of $11 million
5 Excludes acquisition-related transaction & integration costs of $1 million, reorganization costs of $15 million and loss on debt extinguishment of $47 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,630	—	(261)	—	—	4,369
Cost of operations	2,845	(11)	(220)	—	—	2,614
Gross margin	1,785	11	(41)	—	—	1,755
Operations & maintenance and other cost of operations	651	—	—	(13)	—	638
Selling, marketing, general & administrative[1]	405	—	—	—	(11)	394
Other expense/(income)[2]	446	(393)	—	—	(131)	(78)
Income/(Loss) from Continuing Operations	283	404	(41)	13	142	801
1 Other adj. includes legal settlement of $11 million
2 Other adj. includes impairments of $1 million, acquisition-related transaction & integration costs of $1 million, reorganization costs of $15 million and loss on debt extinguishment of $47 million

Appendix Table A-4: YTD Second Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(314)	(5)	(319)	860	(276)	265
Plus:
Interest expense, net	—	36	36	2	195	233
Income tax	—	—	—	—	11	11
Loss on debt extinguishment	—	—	—	—	3	3
Depreciation and amortization	42	118	160	56	16	232
ARO Expense	11	8	19	—	1	20
Contract Amortization	12	1	13	—	—	13
Lease amortization	—	(4)	(4)	—	—	(4)
EBITDA	(249)	154	(95)	918	(50)	773
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	23	25	—	1	26
Acquisition-related transaction & integration costs	—	—	—	1	4	5
Reorganization costs	2	4	6	5	32	43
Legal Settlement	13	—	13	—	6	19
Deactivation costs	—	10	10	—	5	15
Gain on sale of business	—	1	1	—	(17)	(16)
Other non recurring charges	—	5	5	2	—	7
Impairments	15	95	110	—	1	111
MtM (gains)/losses on economic hedges	278	32	310	(440)	—	(130)
Adjusted EBITDA	61	324	385	486	(18)	853
1 Includes International, remaining renewables and Generation eliminations

YTD Second Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	730	1,008	1,738	3,300	(426)	4,612
Cost of sales	373	393	766	2,428	(419)	2,775
Economic gross margin[2]	357	615	972	872	(7)	1,837
Operations & maintenance and other cost of operations[3]	279	269	548	146	(7)	687
Selling, marketing, general & administrative[4]	35	62	97	240	20	357
Other expense/(income)[5]	(18)	(40)	(58)	—	(2)	(60)
Adjusted EBITDA	61	324	385	486	(18)	853
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $130 million and contract amortization of $13 million
3 Excludes deactivation costs of $15 million
4 Excludes legal settlement of $19 million
5 Excludes gain on sale of business of $16 million, acquisition-related transaction & integration costs of $5 million, reorganization costs of $43 million and loss on debt extinguishment of $3 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,526	—	86	—	—	4,612
Cost of operations	2,572	(13)	216	—	—	2,775
Gross margin	1,954	13	(130)	—	—	1,837
Operations & maintenance and other cost of operations	702	—	—	(15)	—	687
Selling, marketing, general & administrative	376	—	—	—	(19)	357
Other expense/(income) [1]	611	(492)	—	—	(179)	(60)
Income/(Loss) from Continuing Operations	265	505	(130)	15	198	853
1 Other adj. includes legal settlement of $19 million
2 Other adj. includes impairments of $111 million, gain on sale of business of $16 million, acquisition-related transaction & integration costs of $5 million, reorganization costs of $43 million and loss on debt extinguishment of $3 million

Appendix Table A-5: 2019 and 2018 Three Months and Six Months Ended December 31 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	June 30, 2019	June 30, 2018
Net Cash Provided by Operating Activities	516	18
Merger, integration and cost-to-achieve expenses[1]	2	22
Adjustment for change in collateral	(246)	182
Adjusted Cash Flow from Operating Activities	272	222
Maintenance CapEx, net	(41)	(45)
Environmental CapEx, net	$(1)	—
Distributions to non-controlling interests	—	(3)
Free Cash Flow Before Growth Investments (FCFbG)	230	174

1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call

	Six Months Ended
($ in millions)	June 30, 2019	June 30, 2018
Net Cash Provided by Operating Activities	381	264
Merger, integration and cost-to-achieve expenses[1]	18	44
Sale of Land	—	3
GenOn Settlement[2]	5	—
Adjustment for change in collateral	(123)	18
Adjusted Cash Flow from Operating Activities	282	329
Maintenance CapEx, net	(76)	(100)
Environmental CapEx, net	(2)	—
Distributions to non-controlling interests	—	(13)
Free Cash Flow Before Growth Investments (FCFbG)	204	216

1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes final restructuring fee of $5 million

Appendix Table A-6: Second Quarter YTD 2019 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through second quarter of 2019:

($ in millions)	Six Months Ended June 30, 2019
Sources:
Adjusted cash flow from operations	282
Increase in credit facility	402
Collateral[1]	125
Asset sales	1,289
Uses:
Share repurchases	(1,039)
Debt Repayment, net of proceeds	(652)
Financing Fees - Debt issuance and Debt extinguishment costs	(57)
Growth investments and acquisitions, net	(60)
GenOn Settlement (Final Restructuring Fee)	(5)
Maintenance and Environmental CapEx, net	(78)
Cost-to-achieve expenses[2]	(45)
Common Stock Dividends	(16)
Other Investing and Financing	(19)

Change in Total Liquidity	127
1 Excludes impact of Funds deposited by counterparties
2 Includes capital expenditures associated with the Transformation Plan

Appendix Table A-7: 2019 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Income from Continuing Operations:

	2019 Guidance
($ in millions)	Low	High
Income from Continuing Operations [1]	940	1,140
Income Tax	15	15
Interest Expense	335	335
Depreciation, Amortization, Contract Amortization and ARO Expense	430	430
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	80	80
Other Costs [2]	50	50
Adjusted EBITDA	1,850	2,050

1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: 2019 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2019
($ in millions)	Guidance
Adjusted EBITDA	$1,850 - $2,050
Interest payments	(335)
Income tax	(15)
Working capital / other assets and liabilities	(145)
Cash From Operations	$1,355 - $1,555
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	50
Adjusted Cash flow from Operations	$1,405 - $1,605
Maintenance capital expenditures, net	(145) - (165)
Environmental capital expenditures, net	(0) - (5)
Free Cash Flow before Growth	$1,250 - $1,450

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.